Exhibit 99.1

Contacts:	For Media:	For Financials:
	John S. Oxford	James C. Mabry IV
	Senior Vice President	Executive Vice President
	Chief Marketing Officer	Chief Financial Officer
	(662) 680-1219	(662) 680-1281
	joxford@renasant.com	jim.mabry@renasant.com

Renasant Corporation Completes Merger with
The First Bancshares, Inc.

TUPELO, Miss., (April 1, 2025) – Renasant Corporation (NYSE: RNST) (“Renasant” or “the Company”) announced today that it has completed its merger with The First Bancshares, Inc., the parent company of The First Bank (“The First”), effective April 1, 2025.
Although the merger has been completed, full conversion and integration of The First’s operations into Renasant’s is expected to be completed in early August 2025. Until the conversion is completed, The First’s customers should continue to conduct their banking business as usual, including using existing branches, debit cards, checks, credit cards and ATMs, and making loan payments. The Company has posted Frequently Asked Questions that customers of The First may reference to obtain useful information about the transition, which can be found at www.renasantbank.com/welcome.

ABOUT RENASANT CORPORATION:
Renasant Corporation is the parent of Renasant Bank, a 121-year-old financial services institution. Renasant has assets of approximately $26 billion and operates more than 280 banking, lending, mortgage, and wealth management offices throughout the Southeast and offers factoring and asset-based lending on a nationwide basis. Additional information is available on Renasant’s website: www.renasantbank.com.

NOTE TO INVESTORS:
Forward-looking statements:
This press release may contain, or incorporate by reference, statements about Renasant Corporation that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Words and phrases such as “may,” “approximately,” “continue,” “should,” “expects,” “projects,” “anticipates,” “is likely,” “look ahead,” “look forward,” “believes,” “will,” “intends,” “estimates,” “strategy,” “plan,” “could,” “potential,” “possible” and variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements include information about Renasant’s future financial performance, business strategy, and projected plans and objectives, including related to the merger transaction involving Renasant and The First, and are based on the current beliefs and expectations of management. Renasant’s management believes these forward-looking statements are reasonable, but they are all inherently subject to significant business, economic and competitive risks and uncertainties, many of which are beyond Renasant’s control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Prospective investors are cautioned that any forward-looking statements are not guarantees of future performance and involve risks and uncertainties and, accordingly, investors should not place undue reliance on these forward-looking statements, which speak only as of the date they are made.

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